UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2025

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class on which registered	Trading Symbol(s)	Name of each exchange
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

HG Acquisition

On December 5, 2025, Antero Resources Corporation (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) to purchase 100% of the issued and outstanding equity interests of HG Energy II Production Holdings, LLC (“HG Production”) from HG Energy II LLC (“HG Energy”) for cash consideration of $2.8 billion (the “Antero Resources HG Acquisition”), subject to the terms and conditions thereof. HG Production owns approximately 385,000 net acres in the core of the Marcellus Shale in West Virginia. Also pursuant to the Purchase Agreement, Antero Midstream Partners LP (“Antero Midstream Partners” and, together with the Company, the “Antero Parties”), a wholly-owned subsidiary of Antero Midstream Corporation (“Antero Midstream”), agreed to purchase 100% of the issued and outstanding equity interests of HG Energy II Midstream Holdings, LLC (“HG Midstream” and, together with HG Production and HG Energy, the “HG Parties”) from HG Energy (the “Antero Midstream HG Acquisition” and, together with the Antero Resources HG Acquisition, the “Acquisitions”) for cash consideration of $1.1 billion, subject to the terms and conditions thereof. Pursuant to the Purchase Agreement, within one business day following the execution date thereof, the Company and Antero Midstream Partners will deposit (the “Deposit”) approximately $210 million and $82.5 million, respectively, into escrow, which will be credited toward the cash consideration payable at the closing of the Acquisitions. If the Purchase Agreement is terminated in accordance with its terms and conditions, the Deposit will be disbursed to the Antero Parties or the HG Parties as provided in the Purchase Agreement. The Acquisitions are expected to close in the first half of 2026, subject to the satisfaction of certain customary closing conditions.

The Purchase Agreement provides that the closing of the Acquisitions are subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (b) compliance by each party in all material respects with their respective covenants, and (c) the expiration or termination of all waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Antero Parties and the HG Parties have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the conduct of the HG Parties’ businesses during the period between the execution of the Purchase Agreement and closing of the Acquisitions and (b) the efforts of the parties to cause the Acquisitions to be completed, including obtaining any required governmental approval and causing any applicable waiting period under the HSR Act to expire or terminate.

The Purchase Agreement also provides for certain termination rights for the Antero Parties and the HG Parties, including, among others (and subject to certain exceptions in each case), (a) by the parties by mutual written consent, (b) by either HG Energy or the Antero Parties if any final and non-appealable order, decree, ruling or other similar action issued by a governmental authority of competent jurisdiction is in effect prohibiting the consummation of the Acquisitions, (c) by either HG Energy or the Antero Parties if the Acquisitions have not closed by March 4, 2026 (the “Outside Date”) (provided that the Outside Date will automatically be extended until June 2, 2026, if the expiration or termination of all waiting periods imposed under the HSR Act has not been obtained by March 4, 2026), (d) by HG Energy if the Antero Parties have materially breached their obligations under the Purchase Agreement, and (e) by the Antero Parties if the HG Parties have materially breached their obligations under the Purchase Agreement. Subject to certain further terms, conditions and exceptions, if the Purchase Agreement is terminated, or is terminable, (i) by HG Energy pursuant to clause (d) above, then HG Energy will have the right, at its option, to either (1) terminate the Purchase Agreement and receive the Deposit as liquidated damages as HG Energy’s sole and exclusive remedy or (2) obtain specific performance by the Antero Parties to consummate the Acquisitions; or (ii) by the Antero Parties pursuant to clause (e) above, then the Antero Parties will have the right, at their option, to either (1) terminate the Purchase Agreement and receive a refund of the Deposit in addition to seeking to recover from HG Energy the Antero Parties’ actual damages and out-of-pocket expenses incurred in connection with the Acquisitions (not to exceed an amount equal to $25 million), or (2) obtain specific performance by HG Energy to consummate the Acquisitions.

In connection with, and concurrently with the entry into, the Purchase Agreement, the Company entered into a debt commitment letter dated December 5, 2025 with Royal Bank of Canada, RBC Capital Markets and JPMorgan Chase Bank, N.A. (collectively, the “Banks”), pursuant to which the Banks have committed, subject to satisfaction of certain customary terms and conditions, to provide the Company with an unsecured 364-day term loan facility in an aggregate principal amount of $800 million (the “Term Loan Bridge Facility”) and an unsecured 3-year term loan facility in an aggregate principal amount of $1.5 billion (the “Term Loan A Facility”). The Company currently intends to fund the Antero Resources HG Acquisition and related fees and expenses with a combination of cash on hand, free cash flow, borrowings under the Term Loan A Facility, proceeds from the Antero Resources Utica Disposition (as defined below) and/or borrowings under its revolving credit facility.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (d) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Purchase Agreement and the Acquisitions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

In connection with entry into the Purchase Agreement, the Company and Antero Midstream agreed to allocate between the Antero Parties certain benefits and costs under the Purchase Agreement and the buyer-side representations and warranties insurance policies.

In connection with the closing of the Acquisitions and integration of the acquired assets, Antero Resources and Antero Midstream intend to make certain modifications to their existing commercial arrangements to provide for on-pad compression with respect to certain wells and to provide a transition period before certain water services would be provided under the agreements.

Utica Disposition

On December 5, 2025, the Company and certain of its wholly-owned subsidiaries (collectively, the “Antero Seller Parties”) entered into a Purchase and Sale Agreement (the “Utica Upstream PSA”) to sell substantially all of their Utica Shale oil and gas assets to an affiliate of Infinity Natural Resources Inc. (“Infinity”) and Northern Oil and Gas, Inc. (“NOG” and, together with Infinity, the “Buyer Parties”) for aggregate cash consideration of $800 million (the “Antero Resources Utica Disposition”), subject to the terms and conditions thereof. Concurrently, certain wholly-owned subsidiaries of Antero Midstream entered into a Purchase and Sale Agreement to sell substantially all of their Utica Shale midstream assets to Infinity and NOG for aggregate cash consideration of approximately $400 million (the “Antero Midstream Utica Disposition,”), subject to the terms and conditions thereof. Pursuant to the Utica Upstream PSA, within one business day following the execution date thereof, the Buyer Parties will deposit (the “Utica Deposit”) an aggregate $80 million into escrow, which will be credited toward the cash consideration payable at the closing of the Antero Resources Utica Disposition. If the Utica Upstream PSA is terminated in accordance with its terms and conditions, the Utica Deposit will be disbursed to the Antero Seller Parties or the Buyer Parties as provided in the Utica Upstream PSA. The Antero Resources Utica Disposition is expected to close in the first quarter of 2026, subject to the satisfaction of certain customary closing conditions.

The Utica Upstream PSA provides that the closing of the Antero Resources Utica Disposition is subject to the satisfaction or waiver of certain closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (b) compliance by each party in all material respects with their respective covenants, (c) the expiration or termination of all waiting periods imposed under the HSR Act and (d) the simultaneous closing of the Antero Midstream Utica Disposition.

The parties to the Utica Upstream PSA have made customary representations and warranties in the Utica Upstream PSA. The Utica Upstream PSA also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the conduct of businesses of the Company during the period between the execution of the Utica Upstream PSA and closing of the Antero Resources Utica Disposition and (b) the efforts of the parties to cause the Antero Resources Utica Disposition to be completed, including obtaining any required governmental approval and causing any applicable waiting period under the HSR Act to expire or terminate.

The representations, warranties and covenants contained in the Utica Upstream PSA have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Utica Upstream PSA, (b) are subject to materiality qualifications contained in the Utica Upstream PSA which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Utica Upstream PSA or such other date as is specified in the Utica Upstream PSA and (d) have been included in the Utica Upstream PSA for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Utica Upstream PSA is included with this filing only to provide investors with information regarding the terms of the Utica Upstream PSA, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Utica Upstream PSA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Utica Upstream PSA, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Utica Upstream PSA should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Utica Upstream PSA and Antero Resources Utica Disposition contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Utica Upstream PSA, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 8, 2025, the Company issued a press release announcing the entry into the Purchase Agreement and the Utica Upstream PSA and the transactions contemplated thereby. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Examples of forward-looking statements include, among others, statements relating to the Acquisitions, the Antero Resources Utica Disposition and the Antero Midstream Utica Disposition, including the estimated timing, final purchase prices and financing thereof. The forward-looking statements included in this Form 8-K involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control and which include, but are not limited to, risks associated with the Acquisitions, the Antero Resources Utica Disposition and the Antero Midstream Utica Disposition, including the risk that the acquisitions or dispositions are not consummated on the terms expected or on the anticipated schedule, or at all, and risks associated with the successful integration and future performance of the acquired assets and operations commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical and world health events, cybersecurity risks, and the state of markets for, and availability of, verified quality carbon offsets.

These and other risks and uncertainties are described under Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by any subsequent Form 10-Qs, and those set forth in other documents the Company files from time to time with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Membership Interest Purchase Agreement, by and among HG Energy II LLC, HG Energy II Production Holdings, LLC, HG Energy II Midstream Holdings, LLC, Antero Resources Corporation and Antero Midstream Partners LP, dated as of December 5, 2025.
10.2*	Purchase and Sale Agreement, among Antero Resources Corporation, Antero Minerals LLC, Monroe Pipeline LLC, Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., dated December 5, 2025.
99.1	Press Release, dated December 8, 2025, of Antero Resources Corporation.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

*	Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request. Certain personally identifiable information has also been omitted from this Exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Brendan E. Krueger
Name: Brendan E. Krueger
Title: Chief Financial Officer, Senior Vice President–Finance and Treasurer

Date: December 8, 2025